SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):

                          July 19, 2004 (July 8, 2004)


                                   Gexa Corp.
               (Exact Name of Registrant as Specified in Charter)


            Texas                      0-16179                76-0670175
(State or Other Jurisdiction         (Commission             (IRS Employer
      of Incorporation)              File Number)          Identification No.)



                                20 Greenway Plaza
                                    Suite 600
                              Houston, Texas 77046
              (Address and Zip Code of Principal Executive Offices)


                                 (713) 470-0401
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Required FD Disclosure

Credit Facility and Warrants

         On July 8, 2004, Gexa Corp., a Texas corporation (the "Company"), entered into a $15,000,000 revolving credit facility (the "Facility") with Highbridge/Zwirn Special Opportunities Fund, L.P. ("Highbridge"). The Facility, which matures on July 8, 2007, may be used to provide working capital for the Company's normal routine operations and for providing a cash reserve to collateralize letters of credit that the Company is required to post. The Facility is secured by a lien on substantially all of the Company's assets, subject to the liens already held on such assets by TXU and/or JPMorganChase. No advances were made under the Facility at closing.

         Advances under the Facility bear interest at the rate of 14% per annum and the Company is permitted to prepay advances outstanding under the Facility at any time without penalty upon proper notice to the lenders thereunder. If at any time the Company has unrestricted cash or cash equivalents in excess of $1,200,000, the Company is required to make a prepayment on the advances then outstanding under the Facility in an amount equal to the amount of such cash or cash equivalents being held the Company on the fifteenth and/or the last day of any month during the term of the Facility in excess of $1,200,000 within one business day of such occurrence.

         At closing, the Company paid Highbridge, for the account of each lender under the Faciliy, a fee in the amount of $300,000. In addition, the Company has agreed to pay to Highbridge, for the account of each lender under the Facility, an annual fee in the amount of $150,000, and a commitment fee, which accrues at 2% per annum on the average daily unused amount of the $15,000,000 during the term of the Facility.

         The Facility contains the following covenants, which are considered important in operating the Company:

     o The Company may not permit the Leverage Ratio (as defined in the Facility) as of the last day of each fiscal quarter to be greater than
          (i) 1.9 for the quarter ending June 30, 2004 and (ii) 1.5 for each of the quarters thereafter;

     o The Company may not permit the Fixed Charge Coverage Ratio (as defined in the Facility) as of the last day of each fiscal quarter to be lower than (i) 1.5 for the quarter ending September 30, 2004 and (ii) 1.3 for each of the quarters thereafter;

     o The Company may not permit the Interest Coverage Ratio (as defined in the Facility) as of the last day of each fiscal quarter to be lower than (i) 6.0 for the quarters ending September 30, 2004 and December 31, 2004 and (ii) 4.7 for each of the quarters thereafter;

     o The Company may not permit TTM EBITDA (as defined in the Facility) as of the last day of each fiscal quarter to be less than (i) 8,000,000 for the quarter ending June 30, 2004, (ii) 9,700,000 for the quarter ending September 30, 2004, (iii) $11,000,000 for each of the quarters between October 1, 2004 and June 30, 2005 and (iv) $12,000,000 for each of the quarters thereafter;


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

     o The Company may not permit the Current Ratio (as defined in the Facility) as of the last day of any fiscal quarter to be lower than 1.1;

     o The Company may not permit the amount of General and Administrative Costs (as defined in the Facility) for any fiscal quarter to be greater than 6% of the Company's sales; and

     o    The Company may not make any capital  expenditures in the aggregate in
          an  amount   greater   than  the  capital   budget   approved  by  the
          administrative agent under the Facility.

         The Facility also contains restrictions with respect to: the incurrence of debt and liens; the making of restricted payments, investments, loans and advances; entering into leases or sale and leasebacks; the sale or discount of receivables; the merger of the Company or the sale of its properties; entering into transactions with affiliates or into material agreements; and entering into negative pledge agreements, certain dividend restrictions or certain swap agreements.

         In connection with the closing of the Facility, the Company issued to Highbridge warrants to acquire 150,000 shares of Company common stock for an exercise price of $4.00 per share. The warrants are currently exercisable, expire on July 9, 2009 and contain anti-dilution protection for the holder of the warrants. Specifically, if the Company issues additional shares of common stock or other securities that are convertible into shares of the Company's common stock, and the consideration for the shares is less than $4.00 per share, the exercise price for the warrants immediately preceding such issuance will be reduced according to the formula specified in the warrants.

         The Company also granted the holder of the warrants certain demand and piggyback registration rights pursuant to the terms of the warrants. After July 8, 2005, the holder of the warrants may, on one occasion, request that the Company register the sale of all or part of the Company's common stock underlying the warrants under the Securities Act of 1933, as amended (the "Securities Act"). With respect to the piggyback registration rights, the Company must promptly notify the holder of the warrants of any proposed filing of certain registration statements under the Securities Act before such filing is to be made. The Company must also cause the holder's securities to be included in the registration statement unless the Company's underwritten offering becomes too large (as determined by the underwriter) to accommodate the securities of the holder, in which case the accounts of all persons with shares to be included in the offering may be reduced pro rata.

Repayment of Catalyst Term Loan and Purchase of Catalyst Warrants

         In connection with the closing of the Facility and pursuant to a Termination Agreement, the Company repaid The Catalyst Fund, Ltd. ("Catalyst") $ 3,048,993, which amount represented all amounts outstanding under a Loan Agreement with Catalyst. The Termination Agreement also terminated the loan documents executed in connection with the Catalyst loan, including a Security Agreement, Consulting Agreement and Registration Rights Agreement.


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

         In addition, the Company purchased from Catalyst, for approximately $1.6 million, warrants to acquire 458,333 shares of the Company's common stock that were granted to Catalyst in connection with the Loan Agreement in order to eliminate the put option contained in such warrants in favor of the holder of such warrants. The Company purchased the warrants to eliminate the unfavorable accounting treatment of the warrants required by SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity ("SFAS 150"), as previously disclosed in the Company's most recent Annual Report on Form 10-KSB and in the Company's Quarterly Reports on Form 10-Q and 10-QSB. SFAS 150 required the warrants to be classified as a liability on the Company's financial statements. At each balance sheet date, for the duration of the existence of the warrants, the financing expense or income associated with the warrants and the related redemption obligation was required to be updated. For every $1.00 increase in the market value of the Company's common stock stock, the puttable warrant obligation would have increased by $550,000. For every $1.00 decrease in the market value of the Company's common stock stock, the puttable warrant obligation would have decreased by $550,000, to the extent the Company's common stock price remained in excess of the $1.00 per share exercise price of the warrants.

         Catalyst was granted a "look back" right with respect to the exercise price of the warrants to acquire 458,333 shares of the Company's common stock as follows. In the event the Company consummates within one year, the disposition, by way of a sale, business combination, merger or other transaction by a corporation or other business entity, of all or part of the Company's outstanding capital stock or all or substantially all of the Company's assets (each such transaction being herein called a "Transaction"), and the price per share of the Company's common stock actually received by the Company's shareholders or the Company pursuant to the terms of the Transaction is greater than $4.00, then, upon the consummation of the Transaction, the Company is required to pay Catalyst an amount equal to the product of (a) 458,333 and (b) the difference between (i) the price per share of the Company's common stock actually received by the Company's shareholders or the Company pursuant to the terms of the Transaction and (ii) $4.00.

         In connection with their participation in the Catalyst loan, warrants to acquire an aggregate of 91,667 shares of the Company's common stock had been issued to Neil M. Leibman, an officer and director of the Company, Robert C. Orr, a director of the Company, Don Aron, a director of the Company, and Gaylor Investment Trust Partnership, the general partner of which is Stuart Gaylor, a director of the Company, (collectively, the "Company Related Parties"). Pursuant to the Termination Agreement, the Company Related Parties agreed to remove the put option provisions contained in their warrants in order to eliminate the previously discussed unfavorable accounting treatment of the warrants required by SFAS 150. In addition, since the Registration Rights Agreement executed in connection with the Catalyst loan was terminated by the Termination Agreement, the Company Related Parties were granted lesser registration rights with respect to the shares of the Company's common stock underlying the warrants. Under the Registration Rights Agreement, the Company Related Parties were entitled to both demand and piggyback registration rights, and now under the Termination Agreement, they are only entitled to piggyback registration rights. With respect to such piggyback registration rights, the Company must notify the holders of the warrants of any proposed filing of certain registration statements under the Securities Act at least 20 days before such filing is to be made. The Company must also cause the holder's securities to be included in the registration statement unless the Company's underwritten offering becomes too large (as determined by the underwriter) to accommodate the securities of the holder, in which case the accounts of all persons with shares to be included in the offering may be reduced pro rata.

         Since the Consulting Agreement executed in connection the Catalyst loan was also terminated, Leibman, Orr, Aron and Gaylor received the amounts due to them under the Consulting Agreement, which were one-time cash payments equal to $9,166.50, $9,166.50, $18,334.00 and $9,166.50, respectively.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits

a.       Financial Statements of Businesses Acquired

         None.

b.       Pro Forma Financial Information

         None.

c.       Exhibits

4.1 Warrant Agreement dated as of July 8, 2004, between Gexa Corp. and Highbridge/Zwirn Special Opportunities Fund, L.P.

4.2 Form of Warrant to Purchase Shares of Common Stock of Gexa Corp. in favor of Neil M. Leibman, Robert C. Orr, Don Aron and Gaylor Investment Trust Partnership.

10.1 Credit Agreement dated as of July 8, 2004, among Gexa Corp., each of the Lenders from time to time party thereto, and Highbridge/Zwirn Special Opportunities Fund, L.P., as administrative agent for the Lenders.

10.2 Termination Agreement dated as of July 8, 2004, among Gexa Corp., The Catalyst Fund, Ltd., Southwest/Catalyst Capital, Ltd., Catalyst/Hall Growth Capital, LP, Neil M. Leibman, Robert C. Orr, Don Aron, and Gaylor Investment Trust Partnership.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           GEXA Corp.

Date: July 19, 2004                        By:     /s/ Neil M. Leibman
      -------------                                -------------------
                                                   Neil M. Leibman
                                                   Chairman and CEO